UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2013

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio		45334-0629
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 596-6849

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2013, Thor Industries, Inc. (the “Company”) issued a press release announcing that Mr. Dominic A. (Dom) Romeo will become its Senior Vice President and Chief Financial Officer, effective February 4, 2013.

Mr. Romeo, age 53, served as Vice President and Chief Financial Officer of IDEX Corporation from 2004 to 2011. Prior to that, he served as Vice President – Chief Financial Officer of Honeywell Aerospace, a segment of Honeywell International, from 2001 to 2004. From 1999 to 2001, Mr. Romeo served as Vice President – Chief Financial Officer of Engines, Systems and Services, a segment of Honeywell International. Mr. Romeo holds a B.A. in both Accounting and Business Administration from Manchester College.

Colleen Zuhl, who served as the Company’s Interim Chief Financial Officer during the search process, has been promoted from her previous title of Director of Finance to Vice President and Corporate Controller, effective February 4, 2013.

The terms of Mr. Romeo’s employment are set forth in the Company’s employment offer letter dated January 11, 2013 (the “Offer Letter”). Mr. Romeo will be eligible to receive: (i) an annual base salary of $650,000, (ii) a one-time inception bonus equal to $750,000 of restricted stock units of the Company (the “Bonus RSUs”) under the Company’s 2010 Equity and Incentive Plan (the “Plan”), (iii) an annual cash performance-based incentive award under the Plan equal to $300,000 plus .15% of the Company’s net earnings before taxes, payable on a quarterly basis, with respect to the third and fourth quarters of fiscal 2013 and for each fiscal quarter thereafter and (iv) an annual performance-based incentive award under the Plan payable in restricted stock units of the Company (the “Performance-Based RSUs”) equal to 0.3% of the Company’s net earnings before taxes, payable on an annual basis, with respect to the third and fourth fiscal quarters of fiscal 2013 and for each fiscal year thereafter. The Bonus RSUs will vest in three equal annual installments beginning in or about October of 2013. The Performance-Based RSUs will vest in three equal annual installments beginning on the first anniversary of the date such RSUs are issued. Mr. Romeo will also participate in the compensation and benefit programs generally available to the Company’s executive officers. The Company has agreed to provide indemnification to Mr. Romeo in accordance with the Company’s standard form indemnification agreement for executive officers.

There is no arrangement or understanding between Mr. Romeo and any other person pursuant to which he was or is to be selected as an officer. Mr. Romeo has no family relationships with any of the directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, Mr. Romeo has had no direct or indirect material interest in any transaction or any proposed transaction involving the Company worth more than $120,000.

A copy of the Offer Letter and the Company’s press release announcing the appointment of Mr. Romeo are attached as Exhibit 10.1 and Exhibit 99.1 hereto, respectively, and incorporated herein by reference. The foregoing summary of the Offer Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the Offer Letter.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Employment offer letter, dated January 11, 2013, from the Company to Dom Romeo

99.1	Copy of press release, dated January 16, 2013, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: January 16, 2013	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment offer letter, dated January 11, 2013, from the Company to Dom Romeo

99.1	Copy of press release, dated January 16, 2013, issued by the Company